                                                                     Exhibit 6.7

NO. BANC STOCK-1                                                 10,000 WARRANTS

                           VOID AFTER EXPIRATION DATE

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

                          NORTHERN STAR FINANCIAL, INC.

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Banc Stock Financial Services, Inc., an Ohio corporation ("Banc Stock"), or registered assigns (the "Registered Holder"), is the owner of 10,000 Warrants to Purchase Shares of Common Stock (the "Warrants"). Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Agency Agreement dated __________, 1998 between Northern Star Financial, Inc., a Minnesota corporation (the "Company"), and Banc Stock (the "Agency Agreement"), one fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the Company, at any time from __________, 1998, through the Expiration Date (as defined below) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, accompanied by payment of the Purchase Price (as hereinafter defined) for such share of Common Stock, in lawful money of the United States of America in cash, by wire transfer, certified check or by banker's draft payable to the order of the Company.

         This Warrant Certificate and each of the Warrants represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth herein and in the Agency Agreement. All capitalized terms not otherwise defined herein are defined herein as in the Agency Agreement. In the event of any inconsistency between the terms hereof and the terms of the Agency Agreement, the terms of the Agency Agreement shall control. In the event of certain contingencies provided for in the Agency Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment. Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. All fractional interests shall be eliminated by rounding any fractions to the nearest whole number of Warrants. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

         The term "Expiration Date" means 5:00 P.M. (Eastern Standard time) on __________, 2003. If such date shall in the State of Ohio be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 P.M. (Eastern Standard time) the next following day which in the State of Ohio is not a holiday or a day on which banks are authorized to close. The term "Purchase Price" means, with respect to each Warrant exercised and each share of Common Stock purchased pursuant thereto, an amount, in lawful money of the United States of America, equal to Ten Dollars and No/100 ($10.00).

         The Company shall not be obligated to delivery any securities pursuant to any exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, with respect to such securities is effective or an exemption from such registration is available. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful. THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE ACT AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE AGENCY AGREEMENT AND UNLESS THEY HAVE BEEN REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS APPLICABLE.

         This Warrant Certificate is exchangeable upon the surrender hereof by the Registered Holder at the principal office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Agency Agreement.

         Prior to the exercise of any of the Warrants represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Agency Agreement. Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to conflict of laws. This Warrant Certificate is not valid unless it has been manually signed on behalf of the Company by its President and its Secretary.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunder duly authorized and its corporate seal to be imprinted hereon.

Dated:__________________________, 1998
[CORPORATE SEAL]




NORTHERN STAR FINANCIAL, INC.
     a Minnesota corporation


By:_______________________________      By:____________________________________
            President                                Secretary

                                SUBSCRIPTION FORM

      To be Executed by the Registered Holder in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise ______________________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


________________________________________________________________
________________________________________________________________
________________________________________________________________
(please print or type name, address and social security or taxpayer identification number)

and be delivered to
________________________________________________________________________________
________________________________________________________________________________
______________________
________________________________________________________________
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:_________   ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________

                  ______________________________________________________________
                  Address

                  ______________________________________________________________
                               Social Security or Taxpayer Identification Number

                  ______________________________________________________________
                               Signature Guaranteed

                  ______________________________________________________________



                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to assign Warrants

         FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto


______________________________________________________________
______________________________________________________________
______________________________________________________________
(please print or type name, address and social security or taxpayer identification number)

____ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

______________________________________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated: ____________                x____________________________________________
                                   Signature Guaranteed

                                        ________________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND THE SIGNATURE TO THE ASSIGNMENT MUST BE GUARANTEED BY A BANK, TRUST COMPANY, CREDIT UNION, SAVINGS ASSOCIATION OR BROKER THAT IS A MEMBER OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS APPLICABLE.